UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2007

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 Turnpike Street, Suite 204
N. Andover, MA		11788
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (978) 557-1001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 11, 2007, Andover Medical, Inc. (“AMI”) completed the stock acquisition of Rainier Surgical, Incorporated. (“RSI”). That transaction was originally reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 14, 2007. This Amendment is being filed to provide the historical financial statements of RSI required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b), which financial statements and information were not included in the original filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of RSI as of December 31, 2006 and 2005 and for the years then ended, are filed herewith as Exhibit 99.1 and incorporated in this Item 9.01(a) by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated condensed financial statements of AMI as of December 31, 2006 and for the year ended December 31, 2006 are filed herewith as Exhibit 99.2 and incorporated in this Item 9.01(b) by reference.

(d)           Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement dated May 11, 2007 by and among Rainier Acquisition Corp, Rainier Surgical Incorporated and Garth Luke.*
2.2	Employment Agreement dated May 11, 2007 by and among Rainier Surgical Incorporated and Garth Luke.*
2.3	Net Lease dated as of May 11, 2007 by and among RSI Property Management LLC and Rainier Surgical Incorporated.*
2.4	Credit Agreement by and between Andover Medical Inc., its subsidiaries and TD BankNorth, NA.*
2.5	Stock Pledge Agreement by and between Andover Medical Inc., its subsidiaries and TD BankNorth, NA.*
2.6	Subsidiary Guaranty*
2.7	Security Agreement by and between Andover Medical Inc., its subsidiaries and TD BankNorth, NA.*
99.1	Audited consolidated financial statements of Rainer Surgical Inc. as of December 31, 2006 and 2005 and for the years then ended.
99.2	Unaudited pro forma consolidated condensed financial statements of AMI as of and for the year ended December 31, 2006.

*     Previously filed